UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 27, 2011 (October 24, 2011)

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)		87-0400335 (IRS Employer Identification No.)
12012 Wickchester Lane, Suite 475 Houston, Texas 77079 (Address of principal executive offices, including zip code)
voice: (713) 353-9400 fax: (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2011, effective as of October 21, 2011, Hyperdynamics Corporation (“we” or “our”) appointed David Wesson, age 52, as Principal Accounting Officer.  Since 2010, Mr. Wesson has served as our Controller, and he will continue to serve in that capacity.  From 1988-2009, he was employed by Swift Energy Company, serving as Controller from 2001-2009.  He previously worked at Tenneco Oil Company as a Senior Accountant/Financial Analysis.  Mr. Wesson received a BBA in Accounting from Texas Tech University.  He is a member of the Texas Society of Certified Public Accountants.

Mr. Wesson receives an annual salary of $180,000, and he is eligible to receive bonuses based on performance.  In 2011, he received a bonus of $90,000.  Mr. Wesson is the holder of options to purchase an aggregate of 145,000 shares of our common stock at exercise prices ranging from $1.29 per share to $4.30 per shares, of which 30,000 shares at $1.29 per shares are exercisable within 60 days of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: October 27, 2011	By:
	Name:	Paul C. Reinbolt
	Title:	Executive Vice President and Chief Financial Officer